UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2017

MGC Diagnostics Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 Executive Officer Changes

On August 30, 2017, the Board of Directors of MGC Diagnostics Corporation (the “Company”) appointed Larry R. Degen, age 62 (CPA, Inactive), as the Company’s Interim Chief Financial Officer. Mr. Degen has been a Company employee since April 2010 and been serving as the Company’s Chief Accounting Officer since March 2017. The Company included a detailed description of Mr. Degen’s background and experience in the March 22, 2017 Form 8-K.

Mr. Degen replaces Jill Burchill, who had been appointed Interim Chief Financial Officer in March 2017 on an hourly contract basis. Ms. Burchill will continue to serve as an advisor to the Company until October 2017.

The Company has no written employment agreement with Mr. Degen. In connection with his appointment as Interim Chief Financial Officer, Mr. Degen’s salary was increased to $200,000. Mr. Degen will continue to participate in the MGC Diagnostics Corporation 2017 Management Incentive Plan and other Company benefit programs on the same basis as prior to his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

MGC DIAGNOSTICS CORPORATION

Dated: September 1, 2017
By	/s/ Todd M. Austin

Todd M. Austin, Chief Executive Officer

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